Exhibit 99.3

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the following risk factors, as well as the risk factors contained in our annual and quarterly reports incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in deciding whether to invest in our common stock. However, the selected risks described below and in our annual and quarterly reports are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. In such a case, the trading price of the common stock could decline and you may lose all or part of your investment in our company.

Risks Related to Our Industry

The business in which we engage is complex and heavily regulated, and changes in the regulatory environment affecting our business, including the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), could have a material adverse effect on our business, financial position, results of operations or cash flows.

Our business is subject to numerous federal, state and local laws and regulations, and may be subject to judicial and administrative decisions imposing various requirements and restrictions. See “Business — Regulations” below for further information. These laws, regulations and judicial and administrative decisions include those pertaining to: real estate settlement procedures; fair lending; fair credit reporting; truth in lending; fair debt collection; compliance with net worth and financial statement delivery requirements; compliance with federal and state disclosure and licensing requirements; the establishment of maximum interest rates, finance charges and other charges; secured transactions; collection, foreclosure, repossession and claims-handling procedures; unfair and deceptive acts and practices; escrow administration; lender-placed insurance; bankruptcy; loss mitigation and loan modifications; deficiency collections; other trade practices and privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers and guidance on non-traditional mortgage loans issued by the federal financial regulatory agencies. By agreement with some of our customers, we also are subject to additional requirements that our customers may impose.

Federal or state regulation and oversight of our business activities may result in increased costs and potential litigation and could limit or prevent us from operating our business in some or all of the states in which we currently operate or may reduce the revenues that we receive on our business.

The enactment of the Dodd-Frank Act has impacted our business and may continue to do so in ways that we cannot predict until such time as rules and regulations related thereto are enacted.

On July 21, 2010, the Dodd-Frank Act was signed into law for the express purpose of further regulating the financial services industry, including mortgage origination, sales, servicing and securitization. Certain provisions of the Dodd-Frank Act may adversely impact the operation and practices of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). We believe that Fannie Mae and Freddie Mac hold potential for growth opportunities for our business and we are unable to determine what impact the applicable provisions of the Dodd-Frank Act may have on that potential.

The Bureau of Consumer Financial Protection (the “CFPB”), a new federal agency established pursuant to the Dodd-Frank Act, officially began operation on July 21, 2011. The CFPB is charged, in part, with enforcing laws involving consumer financial products and services, including mortgage finance and servicing and reverse mortgages, and is empowered with examination and rulemaking authority. The CFPB has an operating history of less than 18 months, and there can be no guarantee that the CFPB will not make material changes to the regulations, rules or practices applicable to our industry. The Dodd-Frank Act also establishes new standards and practices for mortgage originators, another potential growth area for our business, including determining prospective borrower’s abilities to repay their mortgages, removing incentives for higher cost mortgages, prohibiting prepayment penalties for non-qualified mortgages, prohibiting mandatory arbitration clauses, requiring additional disclosures to potential borrowers and restricting the fees that mortgage originators may collect. In addition, our ability to enter into asset-backed securities transactions in the future may be impacted by the Dodd-Frank Act and other proposed reforms related thereto, the effect of which on the asset-backed securities market is currently uncertain. While we continue to evaluate all aspects of the Dodd-Frank Act, the CFPB and regulations promulgated under the Dodd-Frank Act or by the CFPB could materially and adversely affect the manner in which we conduct our businesses, result in heightened federal regulation and oversight of our business activities, and in increased costs and potential litigation associated with our business activities.

Our failure to comply with the laws, rules or regulations to which we are subject, whether actual or alleged, would expose us to fines, penalties or potential litigation liabilities, including costs, settlements and judgments, any of which could have a material adverse effect on our business, financial position, results of operations or cash flows and the value of our common stock.

Changes in existing U.S. government-sponsored mortgage programs or servicing eligibility standards could materially and adversely affect our business, financial position, results of operations or cash flows.

In January 2011, the Federal Housing Finance Agency directed Fannie Mae and Freddie Mac to develop a joint initiative to consider alternatives for future mortgage servicing structures and compensation. Under this proposal, the government sponsored entities (“GSEs”) are considering potential structures in which the minimum service fee would be reduced or eliminated altogether. This would provide mortgage bankers with the ability to either sell all or a portion of the retained servicing fee for cash up front, or retain an excess servicing fee. While the proposal provides additional flexibility in managing liquidity and capital requirements, it is unclear how the various options might impact mortgage-backed security pricing and the related pricing of excess servicing fees. The GSEs are also considering different pricing options for non-performing loans to better align servicer incentives with mortgage-backed securities investors and provide the loan guarantor the ability to transfer non-performing servicing. The Federal Housing Finance Agency has indicated that any change in the servicing compensation structure would be prospective and the changes, if implemented, could have a significant impact on the entire mortgage industry and on the results of operations and cash flows of our mortgage business.

The enforcement of consent orders by certain federal banking agencies against the largest servicers related to foreclosure practices could impose additional compliance costs on our servicing business.

On April 13, 2011, the federal banking agencies overseeing certain aspects of the mortgage market entered into consent orders with 14 of the largest mortgage servicers in the United States regarding foreclosure practices. The enforcement actions require the servicers, among other things, to: (i) correct deficiencies in residential mortgage loan servicing and foreclosure practices; (ii) make significant modifications in practices for residential mortgage loan servicing and foreclosure processing, including communications with borrowers and limitations on dual-tracking, which occurs when servicers continue to pursue foreclosure during the loan modification process; (iii) ensure that foreclosures are not pursued once a mortgage has been approved for modification and to establish a single point of contact for borrowers throughout the loan modification and foreclosure processes; and (iv) establish robust oversight and controls pertaining to their third-party vendors, including outside legal counsel, that provide default management or foreclosure services. While these enforcement consent orders are considered as not preemptive to state actions, it remains to be seen how state actions and proceedings will be affected by the consent orders.

Although we are neither a direct party to these consent orders nor a banking organization, we have become subject to certain aspects of the consent orders to the extent (i) we subservice loans for the servicers that are parties to the consent orders; (ii) our investors require that we comply with certain aspects of the consent orders; or (iii) we otherwise find it prudent to comply with certain aspects of the consent orders. In addition, the practices set forth in such enforcement consent orders may be adopted by the industry as a whole, requiring us to comply with them in order to follow standard industry practices as required by our servicing agreements. Changes to our servicing practices could increase compliance costs for our servicing business, which could materially and adversely affect our financial condition or results of operations.

Federal Government/State Attorneys General foreclosure settlement could have unforeseen effects on our business.

On February 9, 2012, the U.S. Department of Justice, certain federal regulatory agencies, and forty-nine state attorneys general (Oklahoma is excluded) entered into a $25 billion settlement with the five largest mortgage servicers — Bank of America Corporation, JPMorgan Chase & Co., Wells Fargo Company, Citigroup, Inc. and Ally Financial, Inc. The settlement, which was approved by the U.S. District Court for the District of Columbia by consent judgments entered on April 5, 2012, provides for, among other things, payments to certain individuals whose homes have been foreclosed upon, the reduction of principal for certain other mortgagors, and the establishment of a broad array of new requirements and restrictions related to the servicing of residential mortgage loans (the “Servicing Standards”). While we are not a party to the settlement, certain of our clients have required us to implement some or most of the Servicing Standards when we service loans for them, and we expect current and future clients may require us to do so as well. Should this occur, our cost to service mortgage loans could be increased and our servicing income could be reduced by amounts that we do not believe will be material.

One of our strategies is to increase our originations and servicing of GSE mortgages (including through acquisitions), which could expose us to additional risks.

One of our strategies is to increase originations of mortgages, as well as servicing of mortgages, that are GSE-backed mortgages. There are a number of risks that we could be exposed to as we effectuate this strategy:

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In February 2011, the Obama Administration issued a report to Congress, and in February 2012 the Federal Housing Finance Agency issued a report to Congress outlining various options for long-term reform of Fannie Mae and Freddie Mac. These options involve gradually reducing the role of Fannie Mae and Freddie Mac in the mortgage market and ultimately winding down both institutions such that the private sector provides the majority of mortgage credit. Any of these options are likely to result in higher mortgage rates in the future, which could have a negative impact on the mortgage origination business and on mortgage servicing.

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There are federal and state legislative and agency initiatives that could, once fully implemented, adversely affect this business. For instance, the risk retention requirement under the Dodd-Frank Act requires securitizers to generally retain a minimum beneficial interest in mortgage-backed securities they sell through a securitization. Once implemented, the risk retention requirement may result in higher costs of certain originations operations and impose additional compliance requirements to meet servicing and originations criteria for qualified residential mortgages. Lastly, certain proposed federal legislation would permit borrowers in bankruptcy to restructure mortgage loans secured by primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the principal balance of a mortgage loan that is secured by a lien on mortgaged property, reduce the mortgage interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan. Any of the foregoing could also reduce the profitability of residential loans currently serviced by us or adversely affect our ability to sell mortgage loans originated by us or increase delinquency rates and, as a result, could adversely affect our business, financial condition or results of operations. In addition, the cost of servicing an increasingly delinquent residential loan portfolio may rise without a corresponding increase in servicing compensation.

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Delinquency rates can have a significant impact on our revenues and our expenses and the value of our MSRs. For example, an increase in delinquencies may result in lower revenues because, for some GSE business, we may only collect servicing fees for performing loans. Additionally, while increased delinquencies generate higher ancillary fees, including late fees, these fees are not likely to be recoverable in the event that the related loan is liquidated. In addition, an increase in delinquencies lowers the interest income we receive on cash held in collection and other accounts. Delinquencies can also increase our liability for servicing advances, as we may be required to advance certain payments early in a delinquency, and impact our liquidity. An increase in delinquencies will result in a higher cost to service due to the increased time and effort required to collect payments from delinquent borrowers. If we acquire portfolios of MSRs, the price we pay will depend on, among other things, our projections of the cash flows from the related pool of mortgage loans. Our expectation of delinquencies is a significant assumption underlying those cash flow projections. If delinquencies were significantly greater than expected, the estimated fair value of MSRs we acquire could be diminished. If the estimated fair value of MSRs is reduced, we could suffer a loss, which has a negative impact on our financial results and the benefits we would get from acquisitions.

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Loans that are GSE backed tend to be issued to higher quality borrowers with lower loan-to-value ratios. Accordingly, these borrowers can usually prepay such loans with ease through refinancings when mortgage rates decrease. Such prepayments will reduce the size of our MSR portfolio and our future servicing revenue. We make assumptions about prepayment rates, but such assumptions could be incorrect, or could be rendered incorrect through changes in interest rates. We may seek to hedge such risk but may be unsuccessful.

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In connection with loans that we originate, we expect to generally sell or securitize such loans to finance our future operations. In connection with the sale of mortgage loans, originators must make various representations and warranties concerning such loans that, if breached, require the originator to repurchase such loans or indemnify the purchaser of such loans for actual losses incurred in respect of such loans. These representations and warranties vary based on the nature of the transaction and the purchaser’s or insurer’s requirements but generally pertain to the ownership of the mortgage loan, the real property securing the loan and compliance with applicable laws and applicable lender and government-sponsored entity underwriting guidelines in connection with the origination of the loan. The aggregate unpaid principal balance of loans sold or serviced by us (or the UPB of certain portfolios that we may buy in future acquisitions) represents the maximum potential exposure related to loan repurchase and indemnification claims, including claims for breach of representation and warranty provisions. Due, in part, to elevated mortgage payment delinquency rates and declining housing prices, originators have experienced, and may in the future continue to experience, an increase in loan repurchase and indemnification claims due to actual or alleged breaches of representations and warranties in connection with the sale or servicing of mortgage loans. The estimation of our loan repurchase and indemnification liability is subjective and based upon our projections of the incidence of loan repurchase and indemnification claims, as well as loss severities. Given these trends, losses incurred in connection with such actual or projected loan repurchase and indemnification claims may be in excess of our estimates (including our estimate of liabilities we will assume in an acquisition and factor into our purchase price), and we may be required to increase such reserves and may sustain additional losses associated with such loan repurchase and indemnification claims in the future. Accordingly, increases to our reserves and losses incurred by us in connection with actual loan repurchases and indemnification payments in excess of our reserves could have a material adverse effect on our business, financial position, results of operations or cash flows.

Lender-placed insurance is under increased scrutiny by regulators and, in the event changes are made to current practices, it could result in damages and/or reduced income from commissions for the Green Tree insurance business and/or material changes to the revenues derived from our historical insurance business.

Under certain circumstances, when borrowers fail to provide hazard insurance on their residences, the owner or servicer of the loan may place such insurance to protect the collateral and passes the premium onto the borrower. Walter Investment’s historical practice had been to place the coverage with a third-party carrier which, in turn, reinsured some of the exposure with Walter Investment Reinsurance Co., Ltd., our wholly-owned subsidiary. This practice ended effective December 31, 2011. Green Tree’s insurance agency acts as an agent for this purpose by placing the insurance coverage with a third-party carrier and for which the agency earns a commission. Both practices have come under the scrutiny of regulators. As of October 12, 2012, no new regulations have been put into place which would affect these practices; however, we cannot be certain that Green Tree’s practice will not be restricted or even prohibited. Should this occur, the revenues from our insurance businesses could be significantly reduced or eliminated.

On March 14, 2012, Fannie Mae, a GSE for which Green Tree services mortgage loans, issued a servicing guide announcement related to lender-placed insurance, that, if not revised before its implementation date, would exclude from reimbursement by Fannie Mae any lender-placed insurance commission earned by an entity related to the servicer, such as Green Tree’s insurance agency. The original June 1, 2012 implementation date has been postponed indefinitely by Fannie Mae.

We may be subject to liability for potential violations of predatory lending and/or servicing laws, which could adversely impact our results of operations, financial condition and business.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending and servicing practices. The Home Ownership and Equity Protection Act of 1994 (“HOEPA”) prohibits inclusion of certain provisions in residential loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied. Failure of residential loan originators or servicers to comply with these laws, to the extent any of their residential loans are or become part of our mortgaged-related assets, could subject us, as a servicer or as an assignee or purchaser, in the case of acquired loans, to monetary penalties and could result in the borrowers rescinding the affected residential loans. Lawsuits have been brought in various states making claims against originators, servicers, assignees and purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If our loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially and adversely impact our results of operations, financial condition and business.

The expanding body of federal, state and local regulations and/or the licensing of loan servicing, collections or other aspects of our business, may increase the cost of compliance and the risks of noncompliance, and may be difficult for us to satisfy in a timely manner.

Our business is subject to extensive regulation by federal, state and local governmental authorities and is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on a substantial portion of our operations. The volume of new or modified laws and regulations has increased in recent years. Some individual municipalities have begun to enact laws that restrict loan servicing activities, including delaying or preventing foreclosures or forcing the modification of certain mortgages. Further, federal legislation recently has been proposed which, among other things, also could hinder the ability of a servicer to foreclose promptly on defaulted residential loans or would permit limited assignee liability for certain violations in the residential loan origination process, and which could result in our being held responsible for violations in the residential loan origination process.

In addition, the U.S. government through the Federal Housing Administration (“FHA”), the FDIC, and the U.S. Department of the Treasury (“Treasury”), has commenced or proposed implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage foreclosures, such as the Hope for Homeowners program (permitting certain distressed borrowers to refinance their mortgages into FHA insured loans), Home Affordability Modification Program (“HAMP”), and the Secured Lien Program (involving, among other things, the modification of first-lien and second-lien mortgages to reduce the principal amount or the interest rate of loans or to extend the payment terms). Green Tree and Marix are HAMP approved servicers and would be affected by any changes to HAMP rules. Moreover, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan-modification programs relating to loans they hold or service. Moreover, state and federal regulators are believed to be considering new regulations relating to lender-placed insurance which could reduce the amount of insurance commission earned by the Green Tree insurance agency, or adversely impact our self insurance of our legacy insurance program. These loan-modification programs, future federal, state and local legislative or regulatory actions that result in modification of outstanding loans acquired by us, changes imposed on our insurance businesses as well as changes in the requirements to qualify for refinancing with or selling to Fannie Mae, Freddie Mac, or the Government National Mortgage Association (“Ginnie Mae”), may adversely affect the value of, and the returns on, such residential mortgage loans, insurance businesses and the potential growth of our business.

Furthermore, if regulators impose new or more restrictive requirements, as has been indicated by, amongst others, the CFPB, we may have difficulty satisfying these requirements in a timely manner and/or incur additional significant costs to comply with such requirements, which could further adversely affect our results of operations or financial condition. Our failure to comply with these laws and regulations could possibly lead to civil and criminal liability; loss of licensure; termination of our servicing and sub-servicing agreements; damage to our reputation in the industry; fines, penalties and litigation, including class action lawsuits; or administrative enforcement actions. Any of these outcomes could harm our results of operations or financial condition. We are unable to predict whether federal, state or local authorities will enact laws, rules or regulations that will require changes in our practices in the future and whether any such changes could adversely affect our cost of doing business and profitability.

Difficult conditions in the mortgage and real estate markets, financial markets and the economy generally may cause us to incur losses on our portfolio or otherwise to be unsuccessful in our business strategies. A prolonged economic slowdown, recession, period of declining real estate values or sustained high unemployment could materially and adversely affect us.

The implementation of our business strategies may be materially affected by the continuation of current conditions in the mortgage and housing markets, the financial markets, and the economy generally. Continuing concerns over unemployment, inflation, energy and health care costs, geopolitical issues, including political unrest in the Middle East and the possibility of credit defaults by several European countries, the availability and cost of credit, the mortgage market and the real estate market, and other factors have contributed to increased volatility and diminished expectations for the economy and markets going forward. The risks associated with our servicing business and any investments we may make will be more acute during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values or sustained unemployment. A weakening economy, high unemployment and declining real estate values significantly increase the likelihood that borrowers will default on their debt service obligations. In this event we may incur losses on our investment portfolio because the value of any collateral we foreclose upon may be insufficient to cover the full amount of our investment or may take a significant amount of time to realize. In addition, the aforementioned circumstance may adversely affect the third-party servicing performed by Green Tree and Marix and any platforms we may acquire, including our receipt of servicing incentive fee compensation and the timing, amount and reimbursement of servicing advances made by us, and may further adversely affect or prolong our ability to successfully integrate Green Tree or to bring Marix into profitability.

Continued weakness in the mortgage and residential real estate markets could negatively affect our results of operations and financial condition, including causing credit and market value losses related to our holdings that could cause us to take charges and/or add to our allowance for loan losses in amounts that may be material.

The residential mortgage market in the United States has experienced significant levels of defaults, credit losses, and liquidity instability. These factors have impacted investor perception of the risks associated with the residential loans that we own. Continued or increased deterioration in the residential loan market may adversely affect the performance and market value of our current investments. Deterioration in home prices or the value of our portfolio could require us to take charges, or add to our allowance for loan losses, either or both of which may be material. The residential loan market also has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or will not worsen.

A continued deterioration or a delay in any recovery in the residential mortgage market may also reduce the number of new mortgages that we originate, reduce the profitability of residential loans currently serviced by us or adversely affect our ability to sell mortgage loans originated by us or increase delinquency rates. Any of the foregoing could adversely affect our business, financial condition or results of operations. In addition, the cost of servicing an increasingly delinquent residential loan portfolio may rise without a corresponding increase in servicing compensation.

While limitations on financing initially were felt in the less-than-prime mortgage market, it appears that liquidity issues now also affect prime and Alt-A lending, with the curtailment of many product types. This has an adverse impact on new demand for homes, which continues to compress home ownership rates and has a negative impact on future home price performance. There is a strong correlation between home price growth rates and residential loan delinquencies. Market deterioration has caused us to expect increased credit losses related to our holdings and to sell some foreclosed real estate assets at a loss.

Risks Related to Our Business and the Acquisition of Green Tree

We may fail to realize the anticipated benefits and cost savings of the acquisition of Green Tree, which could adversely affect the value of our common stock.

The success of our acquisition of Green Tree will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the businesses of the Company and Green Tree. Our ability to realize these anticipated benefits and cost savings is subject to certain risks including:

•	our ability to successfully combine the businesses of the Company and Green Tree;

•	whether the combined businesses will perform as expected;

•	the possibility that we paid more than the value we will derive from the acquisition;

•	the reduction of our cash available for operations and other uses;

•	the incurrence of significant indebtedness to finance the acquisition; and

•	the assumption of certain known and unknown liabilities of Green Tree.

If we are not able to successfully combine the businesses of the Company and Green Tree within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisition may not be realized fully, or at all, or may take longer to realize than expected, the combined businesses may not perform as expected, and the value of our common stock may be adversely affected. It is possible that the integration of the businesses could result in the loss of key Company and Green Tree employees, the disruption of each company’s ongoing businesses, unexpected integration issues, higher than expected integration costs and an overall post-closing integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in the integration of our operations and to realize the anticipated benefits of the acquisition so the combined business performs as expected, include, among other things:

•	combining the companies’ business development and operations;

•	integrating the companies’ technologies and services;

•	harmonizing the companies’ operating practices, employee development and compensation programs, technology platforms, internal controls and other policies, procedures and processes;

•	consolidating the companies’ corporate, administrative and information technology infrastructure;

•	maintaining existing agreements with customers and avoiding delays in entering into new agreements with prospective customers and suppliers; and

•	coordinating geographically dispersed organizations.

In addition, at times, the attention of certain members of the companies’ management and resources may be focused on the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each of the companies’ ongoing business and the business of the combined company.

The Green Tree business is significantly larger than the Company’s business and therefore may subject the combined business to greater scrutiny by state and federal regulators than previously experienced by our Company.

As described under “Risks Related to Our Industry” above, as a result of the high residential mortgage foreclosure rate in general and reports of improper servicing practices by some mortgage servicers in particular, the mortgage servicing industry has been under increased scrutiny from state and federal regulators and other authorities. This scrutiny is more likely to target larger servicing organizations like Green Tree than smaller organizations like the Company was prior to the acquisition. See for example the risk factor related to the Federal Government/State Attorneys General of all fifty states having targeted five of the largest banks in the U.S. for review and reform of their servicing practices. Similarly, in November of 2010 the Federal Trade Commission (“FTC”) issued subpoenas to an unknown number of mortgage servicers, including Green Tree, requesting information on a broad range of subjects relating to the companies’ operations; in January 2012, Green Tree and a number of other banks and mortgage servicers received subpoenas from the New York State Department of Financial Services relating to their lender-placed insurance practices; and in September 2012, the CFPB issued civil investigative demands to a number of mortgage servicers, including Green Tree, requesting information on a broad range of subjects relating to the companies’ operations. Previously, the Company would not likely have received such requests for information. We cannot guarantee that any such investigations will not reveal violations of law or regulation that may adversely affect Green Tree’s business. Moreover, as a significantly larger company, the combined business is more likely to be investigated and we cannot assure you that such investigations would not reveal any improprieties in Green Tree’s past or present operations.

Certain aspects of our business are subject to factors that are beyond our control and/or not predictable with any degree of certainty. This unpredictability may adversely affect our projections, business plans, cash flows and business strategies in material ways.

We believe that there is a secular shift in mortgage servicing that is underway pursuant to which mortgage servicing currently performed by the largest banks is or will be shifted to specialized servicers like the Company. Such a shift for existing servicing business, however, is largely dependent upon the willingness and ability of the parties to transfer servicing rights. We cannot be certain that this shift will continue, nor do we have any control over the scope and/or timing of the parties’ efforts to transfer servicing. As a result, while we might receive assurances from our customers that new business may be coming to us, unless and until our customers secure the corresponding servicing rights and transfer the business, we cannot be certain that the new business will be consummated or that the volumes will correspond to previous assurances. In addition, some of our contracts contain periodic performance payments that are determined by formulas and/or are tied to the performance of our competitors. Inasmuch as we have little or no insight into the performance of our competitors in order that we might predict the ultimate payout of these incentives, it is difficult, if not impossible in some instances to predict with any certainty what the payout (if any) of the incentive payments will be. This unpredictability of revenues may adversely affect our projections, business plans, cash flows and business strategies in material ways.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations.

We have substantial levels of indebtedness. On July 1, 2011, we entered into a $500 million first lien senior secured term loan (the “First Lien Senior Secured Term Loan”) and a $265 million second lien senior secured term loan (the “Second Lien Senior Secured Term Loan”) to partially fund the acquisition of Green Tree. Also on July 1, 2011, we entered into a $45 million senior secured revolving credit facility (the “Revolver” and together with the First Lien Senior Secured Term Loan, the “First Lien Facility”), which was amended on July 17, 2012 to increase the commitment amount thereunder to $90 million and to permit additional incremental revolving commitments of $10 million. Our obligations under the First Lien Facility and the Second Lien Senior Secured Term Loan are guaranteed by substantially all of our domestic subsidiaries and are secured by substantially all of our and the guarantors’ assets. As of June 30, 2012, we had approximately $824.6 million of indebtedness outstanding, approximately $823.2 million of which was secured, including total outstanding indebtedness under the First Lien Senior Secured Term Loan and Second Lien Senior Secured Term Loan of $443.8 million and $265.0 million, respectively, and we had $44.7 million of borrowings available under the Revolver. A subsidiary also has secured obligations under a Mortgage Servicing Rights Credit Agreement, a Servicer Advance Reimbursement Agreement and a Receivables Loan Agreement that totaled $114.4 million at June 30, 2012 and other indebtedness of $1.4 million outstanding. As of June 30, 2012, as adjusted to give effect to the concurrent Convertible Notes Offering and the use of proceeds therefrom, our total indebtedness would have been approximately $824.6 million. All of these amounts of indebtedness exclude (i) intercompany indebtedness, (ii) guarantees under the Revolver and (iii) mortgage-backed and asset-backed notes and a variable funding loan facility, both of which are non-recourse to us and our subsidiaries. Our high level of indebtedness could have important consequences, including:

•	increasing our vulnerability to downturns or adverse changes in general economic, industry or competitive conditions and adverse changes in government regulations;

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requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our unhedged obligations are at a variable rate of interest;

•	limiting our ability to make strategic acquisitions or causing us to make nonstrategic divestitures;

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limiting our ability to obtain additional financing for working capital, capital expenditures, product or service line development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors with lower debt levels.

We and our subsidiaries have the ability to incur additional indebtedness in the future, subject to the restrictions contained in our credit agreements governing the First Lien Facility and the Second Lien Senior Secured Term Loan (the “Credit Agreements”) which restrictions may change if we repay or refinance the First Lien Facility and the Second Lien Senior Secured Term Loan. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness and may not be able to refinance our indebtedness on favorable terms. If we are unable to do so, we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control including the risk factors as set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We cannot assure you we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

In addition, we conduct some of our operations through our subsidiaries. Accordingly, repayment of our indebtedness is also dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries.

We may find it prudent or necessary to refinance our existing indebtedness. Our ability to refinance our indebtedness on favorable terms, or at all, is directly affected by the current global economic and financial conditions. In addition optional prepayment of our existing indebtedness is subject to the payment of substantial prepayment premiums. In addition, our ability to incur secured indebtedness (which would generally enable us to achieve better pricing than the incurrence of unsecured indebtedness) depends in part on the value of our assets, which depends, in turn, on the strength of our cash flows and results of operations, and on economic and market conditions and other factors.

If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due.

Our debt agreements contain covenants that restrict our operations and may inhibit flexibility in operating our business and increasing revenues.

Our Credit Agreements contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

Under our Credit Agreements, we are required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance we will continue to meet those ratios. A breach of any of these covenants could result in a default under our Credit Agreements. Upon the occurrence of an event of default under these agreements, the lenders thereunder could elect to declare all amounts outstanding under the Credit Agreements to be immediately due and payable and to terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the Credit Agreements could proceed against the collateral granted to them to secure such indebtedness. If the lenders under the Credit Agreements were to demand immediate repayment of the amounts outstanding thereunder, there can be no assurance there we will have sufficient assets to repay amounts due under the Credit Agreements and our other indebtedness.

We may incur additional debt in connection with pending or future potential acquisitions and other pipeline transactions which would increase the risks described above.

Shortly after this offering, we intend to refinance our First Lien Facility through new debt financing that we expect will reduce our interest costs and also permit us to incur additional warehouse debt and purchase additional MSRs and related assets. If we are successful in that refinancing, we may incur more additional indebtedness or assume additional indebtedness in connection with pending or future potential acquisitions and other pipeline transactions. Any such indebtedness could increase our leverage and the risks we face from indebtedness described above.

Changes in interest rates could lead to increased prepayment rates, which could materially and adversely affect the value of our mortgage servicing rights and could have a material adverse effect on our business, financial position, results of operations or cash flows.

Changes in interest rates are a key driver of the performance of our servicing segment, particularly with respect to portfolios consisting primarily of MSRs related to prime loans, as the values of our mortgage servicing rights are highly sensitive to changes in interest rates. Historically, the value of MSRs have increased when interest rates rise as higher interest rates lead to decreased prepayment rates, and have decreased when interest rates decline due as lower interest rates lead to increased prepayment rates. From time to time we may use various derivative financial instruments to provide a level of protection against such interest rate risk. However, no hedging strategy can protect us completely, and hedging strategies may fail because they are improperly designed, improperly executed and documented or based on inaccurate assumptions and, as a result, could actually increase our risks and losses. See “—Failure to hedge effectively against interest rate changes may adversely affect results of operations.” As a result, substantial volatility in interest rates materially affects our servicing segment, as well as our consolidated financial position, results of operations and cash flows.

Failure to hedge effectively against interest rate changes may adversely affect results of operations.

The Company has from time to time used various derivative financial instruments to provide a level of protection against interest rate risks. In the future we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest cap agreements and interest rate swap agreements. No hedging strategy can protect us completely. The derivative financial instruments that we select may not have the effect of reducing our interest rate risks. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies, improperly executed and documented transactions or inaccurate assumptions could actually increase our risks and losses. In addition, hedging strategies involve transaction and other costs. Our hedging strategies and the derivatives that we use may not be able to adequately offset the risks of interest rate volatility and our hedging transactions may result in or magnify losses. Furthermore, interest rate derivatives may not be available at all, or at favorable terms, particularly during economic downturns. Any of the foregoing risks could adversely affect our business, financial condition or results of operations. Additional risks related to hedging include:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	a court could rule that such an agreement is not legally enforceable.

We would expect to enter into contracts with major financial institutions only based on their credit rating and other factors, but our Board of Directors may choose to change this policy in the future. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations.

While increasing our servicing portfolio is a key part of our strategy, this strategy carries certain risks and we may not be able to achieve our goals.

A key component of our strategy is to increase our servicing business. We have grown this business rapidly over the past several years, due to additions of subservicing contracts, acquisitions of servicing portfolios and our acquisition of Green Tree and we intend to continue to grow our portfolio through similar actions. This strategy creates a number of risks for us:

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Other mortgage servicers have suffered operational deficiencies and, in rare instances company failures, due to the operational risks associated with servicing mortgages and / or a rapid expansion. Deficiencies in other servicers have included deterioration in operating margins due to increased costs, deterioration in servicing metrics (e.g., delinquency rates, call center metrics, account reconciliations or investor reporting), which, if they were to occur to us, could adversely affect our results of operations, and could also lead to potential violations of governmental regulations followed by enforcement and fines.

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Our existing servicing portfolio will decline over time, as mortgages are repaid, prepaid or discharged. While we will seek to replenish our servicing portfolio through the addition of subservicing contracts, MSR purchases, originations or acquisitions, we cannot assure you that we will be successful in developing this business. There is significant competition existing in the sector and the supply of servicing portfolios may decline over the next few years as the opportunity created by the financial crisis ebbs. The competition for new portfolios could increase the prices we may need to pay for such portfolios or reduce subservicing margins. If we are unable to grow our portfolios, our future growth and operating results will be adversely affected, which will adversely affect our stock price.

We use estimates in determining the fair value of certain assets. If our estimates prove to be incorrect, we may be required to write down the value of these assets which could adversely affect our earnings.

Following the Acquisition, we expect to use fair value accounting for certain assets acquired as a result of the Acquisition. We estimate the fair value of our assets and liabilities by calculating the present value of expected future cash flows utilizing assumptions that we believe are used by market participants. The methodology used to estimate these values is complex and uses asset-specific collateral data and market inputs for interest and discount rates and liquidity dates.

Valuations are highly dependent upon the reasonableness of our assumptions and the predictability of the relationships that drive the results of our valuation methodologies. If prepayment speeds increase more than estimated, delinquency and default levels are higher than anticipated or financial market illiquidity continues beyond our estimate, we may be required to write down the value of certain assets which could adversely affect our earnings.

We might not be able to maintain or grow our business if we cannot identify and acquire mortgage servicing rights or enter into additional subservicing agreements on favorable terms.

Our servicing portfolio is subject to “run-off,” meaning that mortgage loans serviced by us may be repaid at maturity, prepaid prior to maturity, refinanced with a mortgage not serviced by us or liquidated through foreclosure, deed-in-lieu of foreclosure or other liquidation process or repaid through standard amortization of principal. As a result, our ability to maintain the size of our servicing portfolio depends on our ability to acquire the rights to service additional pools of residential loans. We believe there are significant business opportunities in our business development “pipeline” of potential transactions. However, we may not be able to acquire servicing rights or enter into additional subservicing agreements on terms favorable to us nor do we control the decision to transfer servicing to us. In determining the purchase price for both servicing rights and subservicing, management makes certain assumptions, many of which are beyond our control, including, among other things:

•	origination vintage and geography;

•	loan to value ratio;

•	stratification of FICO scores;

•	the rates of prepayment and repayment within the underlying pools of mortgage loans;

•	projected rates of delinquencies, defaults and liquidations;

•	future interest rates;

•	our cost to service the loans;

•	incentive and ancillary fee income; and

•	amounts of future servicing advances.

As a result, we may not be successful in completing acquisitions or may overpay or not realize anticipated benefits of acquisitions in our business development pipeline. See “—We may not realize all of the anticipated benefits of pending or potential future acquisitions, which could adversely affect our business, financial condition and results of operations.”

Our Investment Management business may be subject to liability arising out of the performance of its duties providing investment management and other related services to an investment fund, and our reputation, business and operations could be adversely affected by regulatory compliance failures related to investment adviser activities.

One of Green Tree’s subsidiaries, Green Tree Investment Management LLC (“GTIM”), jointly manages an investment fund focused on distressed mortgage-related assets. Under the relevant sub-advisory agreement for the fund, GTIM is exempted from liability for any claim, loss or cost arising out of, or in connection with, the performance of its duties, except GTIM is not exculpated from liability arising from losses caused by its gross negligence or willful misconduct or as otherwise provided under applicable federal securities laws. In addition, GTIM may expand its activities in this area and, depending on the terms of any future advisory agreements they may enter into, this liability could be increased. GTIM became a registered investment adviser under the federal Investment Advisers Act of 1940 (the “IAA”) on March 30, 2012. A failure by GTIM to comply with the obligations imposed by the IAA on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, could result in investigations, sanctions and reputational damage.

The owners of certain loans we service or subservice, may, under certain circumstances, terminate our mortgage servicing rights or subservicing contracts, respectively.

As is standard in our industry, under the terms of our master servicing agreements with GSEs and other customers, our customers have the right to terminate us as the servicer of the loans we service on their behalf if we default pursuant to the terms and conditions of the servicing agreement; and in some agreements the servicing can be transferred without cause (although in this case the servicer typically receives the fair value of the servicing rights). Under our subservicing contracts, the primary servicers for whom we conduct subservicing activities have the right to terminate our subservicing rights with or without cause, with generally 60 to 90 days’ notice. In some instances, the subservicing contracts require payment of a deboarding fee upon transfer while in other instances there is little to no compensation. We expect to continue to acquire subservicing rights under terms and conditions which could exacerbate these risks.

If we were to have our servicing or subservicing rights terminated on a material portion of our servicing portfolio, this could adversely affect our business, financial condition, results of operations and stock price.

Unlike competitors that are banks, we are subject to state licensing requirements and substantial compliance costs.

Because we are not a depository institution, we do not benefit from a federal exemption to state mortgage banking, loan servicing or debt collection licensing and regulatory requirements. We must comply with state licensing requirements in all fifty states and the District of Columbia, and we are sensitive to regulatory changes that may increase our costs through stricter licensing laws, disclosure laws or increased fees or that may impose conditions to licensing that we or our personnel are unable to meet. Future state legislation and changes in regulation may significantly increase the compliance costs on our operations or reduce the amount of ancillary fees, including late fees that we may charge to borrowers. This could make our business cost-prohibitive in the affected state or states and could materially affect our business.

Our business would be adversely affected if we lose our licenses.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a regulatory agency regulates and enforces laws relating to mortgage servicing companies and mortgage origination companies such as us. These rules and regulations generally provide for licensing as a mortgage servicing company, mortgage origination company, debt collection agency or third party default specialist, as applicable, requirements as to the form and content of contracts and other documentation, licensing of our employees and employee hiring background checks, licensing of independent contractors with whom we contract, restrictions on collection practices, disclosure and record-keeping requirements and enforcement of borrowers’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate require special licensing or provide extensive regulation of our business.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable federal, state and local regulations. We may not be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could result in a default under our servicing agreements and have a material adverse effect on our operations. Those states that currently do not provide extensive regulation of our business may later choose to do so, and if such states so act, we may not be able to obtain or maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could result in a default under our servicing agreements and have a material adverse effect on our operations. Furthermore, the adoption of additional, or the revision of existing, rules and regulations could adversely affect our business, financial condition or results of operations.

We may incur litigation costs and related losses if the validity of a foreclosure action is challenged by a borrower or if a court overturns a foreclosure.

We may incur costs if we are required to, or if we elect to, execute or re-file documents or take other action in our capacity as a servicer in connection with pending or completed foreclosures. We may incur litigation costs if the validity of a foreclosure action is challenged by a borrower. If a court were to overturn a foreclosure because of errors or deficiencies in the foreclosure process, we may have liability to a title insurer of the property sold in foreclosure. These costs and liabilities may not be legally or otherwise reimbursable to us, particularly to the extent they relate to securitized mortgage loans. In addition, if certain documents required for a foreclosure action are missing or defective, we could be obligated to cure the defect or repurchase the loan. A significant increase in litigation costs could adversely affect our liquidity, and our inability to be reimbursed for servicing advances could adversely affect our business, financial condition or results of operations.

We are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances.

During any period in which a borrower is not making payments, we are required under some of our servicing agreements to advance our own funds to meet contractual principal and interest remittance requirements for investors, and pay property taxes, insurance premiums, legal expenses and other protective advances. We also advance funds to maintain, repair and market real estate properties on behalf of investors. Our obligation to make such advances may increase in connection with any pending or potential future acquisitions of servicing portfolios. As home values change, we may have to reconsider certain of the assumptions underlying our decisions to make advances and, in certain situations, our contractual obligations may require us to make certain advances for which we may not be reimbursed. In addition, in the event a mortgage loan serviced by us defaults or becomes delinquent, the repayment to us of the advance may be delayed until the mortgage loan is repaid or refinanced or a liquidation occurs. A delay in our ability to collect an advance may adversely affect our liquidity, and our inability to be reimbursed for an advance could adversely affect our business, financial condition or results of operations.

A downgrade in our servicer ratings could have an adverse effect on our business, financial condition or results of operations.

Standard & Poor’s, Moody’s and Fitch rate us as a residential loan servicer. Our current ratings from the rating agencies are important to the conduct of our loan servicing business. These ratings may be downgraded in the future. Any such downgrade could adversely affect our business, financial condition or results of operations.

We depend on the accuracy and completeness of information about borrowers and counterparties and any misrepresented information could adversely affect our business, financial condition and results of operations.

In deciding whether to extend credit or to enter into other transactions with borrowers and counterparties, we may rely on information furnished to us by or on behalf of borrowers and counterparties, including financial statements and other financial information. We also may rely on representations of borrowers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. While we have a practice of independently verifying the borrower information that we use in deciding whether to extend credit or to agree to a loan modification, including employment, assets, income and credit score, if any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our employees, we generally bear the risk of loss associated with the misrepresentation. We have controls and processes designed to help us identify misrepresented information in our loan originations operations. We, however, may not have detected or may not detect all misrepresented information in our loan originations or from our business clients. Any such misrepresented information could adversely affect our business, financial condition and results of operations.

Technology failures or cyber-attacks against us or our vendors could damage our business operations and reputation, increase our costs, and result in significant third party liability.

The financial services industry as a whole is characterized by rapidly changing technologies. System disruptions and failures caused by fire, power loss, telecommunications failures, unauthorized intrusion (cyber-attack), computer viruses and disabling devices, natural disasters and other similar events, may interrupt or delay our ability to provide services to our borrowers. Security breaches, acts of vandalism and developments in computer intrusion capabilities could result in a compromise or breach of the technology that we use to protect our borrowers’ personal information and transaction data. Systems failures could result in reputational damage to our business and cause us to incur significant costs and third party liability, and this could adversely affect our business, financial condition or results of operations.

We may be unable to protect our technology or keep up with the technology of our competitors.

We rely on proprietary and licensed software, and other technology, proprietary information and intellectual property to operate our business and to provide us with a competitive advantage. However, we may be unable to maintain and protect, or prevent others from misappropriating or otherwise violating, our rights in such software, technology, proprietary information and intellectual property. In addition, competitors may be able to develop software and technologies that are as good as or better than our software and technology without violating our rights, which could put us at a disadvantage. Our failure to maintain, protect and continue to develop our software, technology, proprietary information and intellectual property could adversely affect our business, financial condition or results of operations.

Any failure of our internal security measures or those of our vendors, or breach of our privacy protections could cause harm to our reputation and subject us to liability.

In the ordinary course of our business, we receive and store certain confidential nonpublic information concerning borrowers including names, addresses, social security numbers and other confidential information. Additionally, we enter into third party relationships to assist with various aspects of our business, some of which require the exchange of confidential borrower information. Although we have put in place a comprehensive information security program that we monitor and update as needed, if a third party were to compromise or breach our security measures or those of the vendors, through electronic, physical or other means, and misappropriate such information, it could cause interruptions in our operations, expose us to significant liabilities, reporting obligations, remediation costs and damage to our reputation. Significant damage to our reputation or the reputation of our clients, could negatively impact our ability to attract or retain clients. Any of the foregoing risks could adversely affect our business, financial condition or results of operations.

While we have obtained insurance to cover us against certain cyber security risks and information theft, there can be no guarantee that all losses will be covered or that the insurance limits will be sufficient to cover such losses.

We have obtained insurance coverage that protects us against losses from unauthorized penetration of company technology systems, employee theft of customer and/or company private information, and company liability for third party vendors who mishandle company information. This insurance includes coverage for third party losses as well as costs incidental to a breach of company systems such as notification, credit monitoring and ID theft resolution services. However, there can be no guarantee that every potential loss due to cyber attack or theft of information has been insured against, nor that the limits of the insurance we have acquired will be sufficient to cover all such losses.

Legal proceedings and related costs may increase and could adversely affect our financial results.

We are routinely involved in legal proceedings concerning matters that arise in the ordinary course of our business. The addition of the Green Tree business, which is significantly larger in scope and size than our historical business, will increase the number of suits against us. The Acquisition and other pending or potential future acquisitions may also increase the risk that we will be sued. The outcome of these proceedings may adversely affect our financial results. In addition, a number of participants in our industry have been the subject of class action lawsuits and regulatory actions by states’ attorneys general and federal regulators. Litigation and other proceedings may require that we pay attorneys’ fees, settlement costs, damages, penalties or other charges, which could adversely affect our financial results.

Governmental and regulatory investigations, both state and federal are increasing in all areas of our business. The costs of responding to the investigations can be substantial. In addition, government-mandated changes from investigations or otherwise, to servicing practices could lead to higher costs and additional administrative burdens, in particular regarding record retention and informational obligations.

Negative public opinion could damage our reputation and adversely affect our earnings.

Reputational risk, or the risk to our business, earnings and capital from negative public opinion, is inherent in our business. Negative public opinion can result from our actual or alleged conduct in any number of activities, including lending, loan servicing, debt collection practices, and corporate governance, and from actions taken by government regulators and community organizations in response to those activities. Negative public opinion can also result from media coverage, whether accurate or not. Negative public opinion can adversely affect our ability to attract and retain customers, counterparties and employees and can expose us to litigation and regulatory action. Although we take steps to minimize reputation risk in dealing with our customers and communities, this risk will always be present in our organization.

The industry in which we operate is concentrated and highly competitive, and, to the extent we fail to meet these competitive challenges, it would have a material adverse effect on our business, financial position, results of operations or cash flows.

We operate in a concentrated and highly competitive industry that could become even more competitive as a result of economic, legislative, regulatory or technological changes. A majority of the loans we service are controlled by relatively few entities, in particular GSEs. Competition to service mortgage loans and for mortgage loan originations comes primarily from commercial banks and savings institutions. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources, typically have access to greater financial resources and lower funding costs. All of these factors place us at a competitive disadvantage. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more favorable relationships than we can. Competition to service residential loans may result in lower margins based on our servicing model. Because of the relatively limited number of customers, our failure to meet the expectations of any customer could materially impact our business. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition or results of operations.

Credit facilities (including term loans and revolving facilities), warehouse facilities, structured financing arrangements, securitizations and other forms of term debt, in addition to transaction or asset-specific financing arrangements that we may use to finance our investments, may contain restrictions, covenants, and representations and warranties that restrict our operations or may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We may use credit facilities (including term loans and revolving facilities), warehouse facilities, structured financing arrangements, securitizations and other forms of term debt, in addition to transaction or asset-specific financing arrangements, to finance investment purchases. Such financing facilities may contain restrictions, covenants, and representations and warranties that, among other conditions, require us to satisfy specified financial and asset quality tests and may restrict our ability to, among other actions, incur or guarantee additional debt, make certain investments or acquisitions, make distributions on or repurchase or redeem capital stock, engage in mergers or consolidations, grant liens or such other conditions as the lenders may require. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare any and all amounts outstanding under the agreements immediately due and payable, enforce their respective interests against collateral pledged under such agreements, and restrict our ability to make additional borrowings. These financing agreements also may contain cross-default provisions, such that if a default occurs under any one agreement, the lenders under our other agreements also could declare a default.

Our current and possible future use of securitization financings with over-collateralization requirements may have a negative impact on our cash flow.

The terms of our current securitizations generally provide, and those that we may sponsor in the future typically will provide, that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as over-collateralization. Our securitization terms now provide, and we anticipate that future securitization terms will provide, that, if certain delinquencies or losses exceed specified levels based on the analysis by the lenders or the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased, or may be prevented from decreasing as would otherwise be permitted, if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. Given recent volatility in the securitization market, rating agencies may depart from historic practices for securitization financings, which would make such financings more costly. Failure to obtain favorable terms with regard to these matters may materially and adversely affect our net income. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our securitization financings will increase.

Our existing securitization trusts contain servicer triggers that, if exceeded, could result in a significant reduction in cash flows to us.

Some of our existing securitization trusts contain delinquency and loss triggers that, if exceeded, allocate any excess over-collateralization to paying down the bonds for the securitization at an accelerated pace rather than releasing the excess cash to us. One of our existing securitizations, Mid-State Capital Corporation 2006-1 Trust (“Trust 2006-1”) exceeded the delinquency and cumulative loss rate triggers and has not provided any excess cash flow to us since January 2008. At June 30, 2012, Trust 2006-1 held mortgage loans with an outstanding principal balance of $165.4 million and a book value of $158.8 million, with collateralized bonds issued by Trust 2006-1 having an outstanding principal balance of $157.4 million.

All of our other securitization trusts have experienced some level of delinquencies and losses, and, if any of these trusts were to exceed their respective triggers or if we are unable to cure the triggers already exceeded, any excess cash flow from such trusts would not be available to us and, as a result, we may not have sufficient sources of cash to meet our operating needs.

Residential loans are subject to risks, including borrower defaults or bankruptcies, special hazard losses, declines in real estate values, delinquencies and fraud.

During the time that we hold residential loans we are subject to risks on the underlying loans from borrower defaults and bankruptcies and from special hazard losses, such as those occurring from earthquakes, hurricanes or floods that are not covered by standard hazard insurance. If a default occurs on any residential loan we hold, we may bear the risk of loss of principal to the extent of any deficiency between the value of the mortgaged property plus any payments from any insurer or guarantor, and the amount owing on the loan. Defaults on residential loans historically coincide with declines in real estate values, which are difficult to anticipate and may be dependent on local economic conditions. Increased exposure to losses on residential loans can reduce the value of our portfolio.

The lack of liquidity in our portfolio may adversely affect our business.

We have invested in residential loans that are not liquid. It may be difficult or impossible to obtain third party pricing on the residential loans that we purchase. Illiquid investments typically experience greater price volatility as a ready market does not exist. In addition, validating third party pricing for illiquid investments may be more subjective than more liquid investments. The illiquidity of our residential loans may make it difficult for us to sell such residential loans if the need or desire arises. In addition, if we are required to quickly liquidate all or a portion of our portfolio, we may realize significantly less than the value at which we have previously recorded our portfolio. As a result, our ability to assess or vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations or financial condition.

National and regional economic conditions may have a material impact on our profitability because a significant portion of our loan portfolio is secured by homes located in these markets.

We service loans throughout the United States. However, we have higher concentrations of our owned residential loans in the Texas, Louisiana, Mississippi, Alabama and Florida markets. As a result of the geographic concentration of residential loans in these markets, we are particularly exposed to downturns in these local economies or other changes in local real estate conditions. In the past, rates of loss and delinquency on residential loans have increased from time to time, driven primarily by weaker economic conditions. Furthermore, precarious economic conditions may hinder the ability of borrowers to repay their obligations in all areas where we conduct our business. In the event of negative economic changes in these markets or nationally, our business, financial condition and results of operations, and the trading price of our common stock may be materially and adversely affected.

Natural disasters and adverse weather conditions could disrupt our business and adversely affect our results of operations, including those of our insurance business.

The climates of many of the states in which we do business and plan to continue to operate in the future, including Texas, Louisiana, Mississippi, Alabama and Florida, where we have large concentrations of owned residential loans, present increased risks of natural disaster and adverse weather. Natural disasters or adverse weather in these areas have in the past, and may in the future, cause increases in delinquencies and defaults in our mortgage portfolio and weaken demand for homes that we may have to repossess in affected areas, which could adversely affect our results of operations. In addition, the rate of delinquencies may be higher after natural disasters or adverse weather conditions. The occurrence of large loss events due to natural disasters or adverse weather could reduce the insurance coverage available to us, increase the cost of our insurance premiums and weaken the financial condition of our insurers, thereby limiting our ability to mitigate any future losses that may occur from such events. Moreover, severe flooding, wind and water damage, forced evacuations, contamination, gas leaks, fire and environmental and other damage caused by natural disasters or adverse weather could lead to a general economic downturn, including increased prices for oil, gas and energy, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, especially in the areas most directly damaged by the disaster or storm.

If we fail to maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the market value of our common stock.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley” or “SOX”) requires us to evaluate and report on our internal controls over financial reporting and have our independent auditors issue their own opinion on our internal control over financial reporting. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Green Tree, which at the time of acquisition was a private company and not subject to the requirements of Sarbanes-Oxley, must be brought into compliance with SOX reporting standards. We may in the future discover areas of internal controls at Green Tree that do not exist or that need improvement. We cannot be certain that we will be successful in establishing or maintaining adequate control over our financial reporting and financial processes. Furthermore, as we grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market value of our shares of common stock. In addition, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such weaknesses or deficiencies and management may not be able to remediate the same in a timely manner.

We use, and will continue to use, analytical models and data in connection with the pricing of new business and the valuation of our future investments, and any incorrect, misleading or incomplete information used in connection therewith may subject us to potential risks.

Given the complexity of our proposed future investments and strategies, we rely, and will continue to rely, on analytical models and information and data, some of which is supplied by third parties. Should our models or such data prove to be incorrect or misleading, any decision made in reliance thereon exposes us to potential risks. Some of the analytical models that we use or will be used by us are predictive in nature. The use of predictive models has inherent risks and may incorrectly forecast future behavior, leading to potential losses. We also use and will continue to use valuation models that rely on market data inputs. If incorrect market data is input into a valuation model, even a tested and well-respected valuation model, it may provide incorrect valuations and, as a result, could provide adverse actual results as compared to the predictive results.

Following pending or potential future acquisitions or as a result of the acquisitions already completed, we may not be successful in retaining employees of any business, or in conveying the knowledge of our long-serving personnel to newly hired personnel and retaining our internal culture.

We regularly explore opportunities to grow our business, including through acquiring companies. Uncertainty about the effect of any such acquisition on the combined company’s employees may have an adverse effect on us, and consequently the combined business. This uncertainty may impair our ability to retain management and key personnel of the acquired business. Employee retention may be particularly challenging as employees may experience uncertainty about their future roles with the combined business. If key employees of the acquired business depart because of issues relating to the uncertainty and difficulty of integration, financial incentives or a desire not to continue as employees of the combined business, we may have to incur significant costs in identifying, hiring and retaining replacements for departing employees, which could reduce our ability to realize the anticipated benefits of the acquisition.

In addition, much of our success can be attributed to the knowledge, experience, and loyalty of our key management and other personnel who have served us for many years. As we grow and expand our operations, we will need to incorporate employees from acquired businesses and hire new employees to implement our business strategies. It is important that the knowledge and experience of our senior management and our overall philosophies, business model, and operational standards, including our differentiated “high-touch” approach to servicing, are adequately conveyed to, and shared by, these new members of our team. At the same time, we must ensure that our hiring and retention practices serve to maintain our internal culture. If we are unable to achieve these integration objectives, our growth could come at a risk to our business model, which has been a major underlying component of our success.

We may change our investment and operational policies without stockholder consent, which may adversely affect the market value of our common stock.

Our Board of Directors determines our operational policies and may amend or revise such policies, including our policies with respect to acquisitions, dispositions, growth, operations, indebtedness, or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders. Operational policy changes could adversely affect the market value of our common stock.

We may not realize all of the anticipated benefits of pending or potential future acquisitions, which could adversely affect our business, financial condition and results of operations.

We periodically explore opportunities to grow our business by adding subservicing contracts to our portfolios through one time transfers and flow agreements and by acquiring additional MSR assets and platforms and growing our originations business. Our ability to realize the anticipated benefits of pending or potential future acquisitions will depend, in part, on our ability to scale-up to appropriately service any such assets, and integrate the businesses of such acquired companies with our business.

The process of acquiring assets or companies may disrupt our business and may not result in the full benefits expected. The risks associated with acquisitions include, among others:

•	uncoordinated market functions;

•	unanticipated issues in integrating information, communications and other systems;

•	unanticipated incompatibility of purchasing, logistics, marketing and administration methods;

•	unanticipated liabilities associated with the acquired business or assets;

•	lack of expected synergies or failure to realize the anticipated benefits we expect to realize from the acquisition;

•	not retaining key employees; and

•	the diversion of management’s attention from ongoing business concerns.

The acquisition of businesses also requires integration of systems, procedures and personnel of the acquired entity into our company to make the transaction economically successful. This integration process is complicated and time consuming and can be disruptive to the borrowers of the loans serviced by the acquired business. If the integration process is not conducted successfully and with minimal effect on the acquired business and its borrowers, we may not realize the anticipated economic benefits of particular acquisitions within our expected timeframe, and we may lose subservicing business or employees of the acquired business. We may also experience a greater than anticipated loss of business even if the integration process is successful.

If we inappropriately value the assets we acquire or the value of the assets or businesses we acquire declines after we acquire them, the resulting charges may negatively affect the carrying value of the assets on our balance sheet and our earnings. In particular, in connection with such acquisition opportunities, we may be exposed to unknown or contingent liabilities of the businesses, assets and liabilities we acquire, and if these issues or liabilities exceed our estimates, our results of operations and financial condition may be materially negatively affected.

In addition, the performance of any assets or businesses we acquire may not match the historical performance of our other assets. We cannot guarantee you that the assets we acquire will perform at levels meeting our expectations. We may find that we overpaid for the acquired assets or that the economic conditions underlying our acquisition decision have changed. It may also take several quarters for us to fully integrate the newly acquired assets into our business, during which period our results of operations and financial condition may be negatively affected. Further, certain one-time expenses associated with such acquisitions may have a negative impact on our results of operations and financial condition.

Further, prices at which acquisitions can be made fluctuate with market conditions. We have experienced times during which acquisitions could not be made in specific markets at prices we considered acceptable, and we expect that we will experience this condition in the future. In addition, in order to finance an acquisition we may borrow funds, thereby increasing our leverage and diminishing our liquidity, or raise additional capital, which could dilute the interests of our existing shareholders. Also, it is possible that we will expend considerable resources in the pursuit of an acquisition that, ultimately, either does not close or is terminated.

If we incur additional indebtedness to finance an acquisition, the acquired business may not be able to generate sufficient cash flow to service that additional indebtedness.

We cannot assure you that future acquisitions will not adversely affect our results of operations and financial condition.

Risks Related to our Acquisition of RMS and the Reverse Mortgage Industry

The Acquisition of RMS is subject to the receipt of consents and approvals from governmental entities that may impose conditions that could have an adverse effect on us or could delay or prevent the completion of the integration.

Completion of the Acquisition is subject to customary closing conditions, including the receipt of certain regulatory approvals. There is no assurance that we will obtain these necessary governmental approvals to complete the Acquisition. The governmental or regulatory entities may not permit a change of control of the RMS business or may impose significant restrictions or conditions on such change of control. Any delay in the completion of the Acquisition of RMS from the failure to obtain such approvals or adverse conditions to such approvals could delay or diminish the anticipated benefits of the Acquisition or result in additional transaction costs, loss of revenue or other effects associated with uncertainty about the Acquisition. Further, a denial of necessary consents or approvals from any governmental or regulatory authority could have a material adverse effect on our business, operating results, financial condition and liquidity and could be detrimental to our stockholders.

There can be no assurance that the Acquisition will be completed. The failure by us to complete the Acquisition could adversely affect our business and the market price of our common stock and could result in substantial termination costs.

There is no assurance that completion of the Acquisition will occur. Consummation of the Acquisition is subject to various conditions, including those described above.

The current market price of our common stock may reflect a market assumption that the Acquisition will occur. Failure to complete the Acquisition could adversely affect the price of our common stock. We will have incurred significant costs, including the diversion of management resources, for which we will have received little or no benefit if the Acquisition is not consummated.

In addition, failure of the Acquisition to close, or even a delay in its closing, may have a negative impact on our ability to manage existing operations and pursue alternative strategic transactions or our ability to implement alternative business plans. The Purchase Agreement for the Acquisition is subject to termination if the Acquisition is not completed on or before December 31, 2012, subject to the Company’s right to extend until February 15, 2013 by paying the Sellers $3 million in cash. In addition, the Purchase Agreement contains certain other termination rights for both us and Sellers. A failed transaction may result in negative publicity and a negative impression of us in the investment community. The occurrence of any of these events individually or in combination could have a material adverse effect on our operating results, financial condition and liquidity and could be detrimental to our stockholders.

The pro forma financial statements included and incorporated by reference in this prospectus supplement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Acquisition.

The pro forma financial statements included and incorporated by reference in this prospectus supplement are presented for illustrative purposes only, are based on various adjustments and assumptions, and may not be an indication of our financial condition or results of operations following the Acquisition for several reasons. See “Unaudited Pro Forma Condensed Combined Financial Information.” Our actual financial condition and results of operations following the Acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the Acquisition. Any potential decline in our financial condition or results of operations may cause significant variations in our stock price.

In addition, because there is no assurance that we will obtain the necessary governmental approvals to complete the integration, the description of the pro forma assets of the combined company may not be indicative of the actual assets of the Company after consummation of this offering. In addition, this offering is not conditioned upon completion of the Acquisition and therefore investors should refer to our historical financial statements incorporated by reference in this prospectus when evaluating an investment in our common stock.

We may fail to realize the anticipated benefits of the Acquisition of RMS, which could adversely affect the value of our common stock.

The success of our acquisition of RMS will depend, in part, on our ability to realize the anticipated benefits from the Acquisition. Our ability to realize these anticipated benefits is subject to certain risks including:

•	whether RMS will perform as expected;

•	the possibility that we paid more than the value we will derive from the Acquisition;

•	the possibility that the market for reverse mortgages does not meet our expectations;

•	the reduction of our cash available for operations and other uses;

•	the incurrence of indebtedness to finance the Acquisition; and

•	the assumption of certain known and unknown liabilities of RMS.

If we are delayed in achieving or are unable to successfully achieve the anticipated benefits of the Acquisition or if the respective and/or collective businesses do not perform as expected, the value of our common stock may be adversely affected. It is possible that the integration of the businesses could result in the loss of key Company and RMS employees, the disruption of each company’s ongoing businesses, unexpected integration issues, higher than expected integration costs and an overall post-closing integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in the integration of our operations and to realize the anticipated benefits of the Acquisition so the respective and/or collective business performs as expected, include, among other things:

•	harmonizing the companies’ operating practices, employee development and compensation programs, technology platforms, internal controls and other policies, procedures and processes;

•	maintaining existing agreements with customers and avoiding delays in entering into new agreements with prospective customers and suppliers; and

•	coordinating geographically dispersed organizations.

RMS is technically in default of certain agreements. We believe that such defaults will be cured at or prior to the proposed closing date of the Acquisition. If they are not, its business could be materially affected and we may not achieve the expected benefits of the Acquisition.

In addition, at times, the attention of certain members of the companies’ management and resources may be focused on the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each of the companies’ ongoing business and the collective business.

There may be material changes to the laws, regulations, rules or practices applicable to reverse mortgage programs operated by FHA, HUD, Fannie Mae or Ginnie Mae which could materially adversely affect the reverse mortgage industry as a whole.

The reverse mortgage industry is largely dependent upon GSEs such as FHA, HUD, Ginnie Mae and Fannie Mae. There can be no guarantee that any or all of the GSEs will continue to participate in the reverse mortgage industry or that they will not make material changes to the laws, regulations, rules or practices applicable to reverse mortgage programs. In addition, GSEs’ participation in the reverse mortgage industry may be subject to economic and political changes that cannot be predicted. Any of the aforementioned circumstances could materially and adversely affect the performance of the RMS business and the value of our common stock.

After the completion of the Acquisition, we will service reverse mortgages, which will subject us to additional risks and could have a material adverse effect on our business, liquidity, financial condition and results of operations.

After the completion of the Acquisition, we will service reverse mortgages. The reverse mortgage business is subject to substantial risks, including market, credit, interest rate, liquidity, operational, reputational and legal risks. A reverse mortgage is a loan available to seniors aged 62 or older that allows homeowners to borrow money against the value of their home. No repayment of the mortgage is required until the borrower dies or the home is sold. A deterioration of the market for reverse mortgages may reduce the number of reverse mortgages we service, reduce the profitability of reverse mortgages currently serviced by us and adversely affect our ability to sell reverse mortgages in the market. Although foreclosures involving reverse mortgages generally occur less frequently than forward mortgages, loan defaults on reverse mortgages leading to foreclosures may occur if borrowers fail to meet maintenance obligations, such as payment of taxes or home insurance premiums. An increase in foreclosure rates may increase our cost of servicing. As a reverse mortgage servicer, we will also be responsible for funding any payments due to borrowers in a timely manner, remitting to investors interest accrued, and paying for interest shortfalls. Advances on reverse mortgages are typically greater than advances on forward residential mortgages. They are typically recovered upon weekly or monthly reimbursement or from sale in the market. In the event we receive requests for advances in excess of amounts we are able to fund, we may not be able to fund these advance requests, which could materially and adversely affect our liquidity. Finally, as a result of the Acquisition, we will become subject to negative headline risk in the event that loan defaults on reverse mortgages lead to foreclosures or even evictions of elderly homeowners. All of the above factors could have a material adverse effect on our business, liquidity, financial condition and results of operations.

Risks Related To Our Investments

We have historically invested in less-than-prime, non-conforming and other credit-challenged residential loans, which are subject to increased risks relative to prime loans.

Our existing portfolio includes less-than-prime residential loans and sub-performing and non-performing residential loans, which are subject to increased risks of loss. Loans may be, or may become, sub-performing or non-performing for a variety of reasons, including because the underlying property is too highly leveraged or the borrower falls upon financial distress, in either case, resulting in the borrower being unable to meet debt service obligations to us. Such sub-performing or non-performing loans may require a substantial amount of workout negotiations and/or restructuring, which may divert the attention of our senior management team from other activities and entail, among other things, a substantial reduction in the interest rate, capitalization of interest payments and a substantial write-down of the principal of our owned loans. However, even if such restructuring were successfully accomplished, a risk exists that the borrowers will not be able or willing to maintain the restructured payments or refinance the restructured loan upon maturity.

In addition, certain sub-performing or non-performing loans that we have acquired may have been originated by financial institutions that are or may become insolvent, suffer from serious financial stress or are no longer in existence. As a result, the standards by which such loans were originated, the recourse to the selling institution, and/or the standards by which such loans are being serviced or operated may be adversely affected. Further, loans on properties operating under the close supervision of a mortgage lender are, in certain circumstances, subject to certain additional potential liabilities that may exceed the value of our investment.

In the future, it is possible that we may find it necessary or desirable to foreclose on some of the residential loans that we have acquired, and the foreclosure process may be lengthy and expensive. Borrowers may resist mortgage foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force the lender into a modification of the loan or a favorable buy-out of the borrower’s position. In some states, foreclosure actions can take several years to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related mortgaged property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, costs or delays involved in the effectuation of a foreclosure or a liquidation of the underlying property further reduce the proceeds and thus increase costs and potential loss.

Whether or not we have participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Whole loan mortgages are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including responsibility for tax payments, environmental hazards and other liabilities, which could have a material adverse effect on our results of operations and financial condition.

We may not realize expected income from our portfolio.

Historically, we invested to generate current income. To the extent the borrowers default on interest or principal payments on the residential loans in which we have invested, we may not be able to realize income from our portfolio. Any income that we realize may not be sufficient to offset our expenses. Our inability to realize income from our portfolio would have a material adverse effect on our financial condition and results of operations and the trading price of our common stock.

Increases in interest rates could negatively affect the value of our portfolio, which could result in reduced earnings or losses.

We have historically invested directly in residential loans. Under a normal yield curve, an investment in these loans will decline in value if long-term interest rates increase. Declines in market value ultimately may reduce earnings or result in losses to us. A significant risk associated with our portfolio is the risk that long-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of our portfolio would decline, and the duration and weighted-average life of our portfolio would increase. While we plan to hold our portfolio to maturity, we could realize a loss if our portfolio were to be sold. Market values of our portfolio may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those residential loans that are subject to prepayment risk and widening of credit spreads.

Accounting rules for certain of our transactions continue to evolve, are highly complex, and involve significant judgments and assumptions. Changes in accounting interpretations or assumptions could impact our financial statements.

Accounting rules for determining the fair value measurement and disclosure of financial instruments are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions related to fair value could impact our financial statements and our ability to timely prepare our financial statements.

Borrowers with adjustable rate mortgage loans are especially exposed to increases in monthly payments and they may not be able to refinance their loans, which could cause delinquency, default and foreclosure and therefore adversely affect our business.

Borrowers with adjustable rate mortgage loans are exposed to increased monthly payments when the related mortgage loan’s interest rate adjusts upward from an initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. Borrowers with adjustable rate mortgage loans seeking to refinance their mortgage loans to avoid increased monthly payments as a result of an upwards adjustment of the mortgage loan’s interest rate may no longer be able to find available replacement loans at comparably low interest rates. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may cause delinquency, default and foreclosure. Increased mortgage defaults and foreclosures may adversely affect our business as they reduce the number of mortgages we service.

Changes in prepayment rates due to changes in interest rates, government mortgage programs or other factors could result in reduced earnings or losses.

There are seldom any restrictions on borrowers’ abilities to prepay their residential loans. Homeowners tend to prepay residential loans faster when interest rates decline, in particular in the case of prime loans. Consequently, owners of the loans must reinvest prepayment proceeds at the lower prevailing interest rates. Conversely, homeowners tend not to prepay residential loans when interest rates increase. Consequently, owners of the loans are unable to reinvest prepayment proceeds at the higher prevailing interest rates.

In addition, changes to government mortgage programs could result in increased prepayment rates. For example, the Home Affordable Refinance Program (“HARP”) is a federal government program designed to help eligible homeowners refinance their existing mortgage loans. The mortgage must be owned or guaranteed by a GSE, and applicants must be up-to-date on their mortgage payments but unable to obtain refinancing because the value of their homes has declined.

Any increase in prepayments could have a significant impact on our servicing fee revenues, our expenses and on the valuation of our MSRs as follows:

•

Revenue. If prepayment speeds increase, our servicing fees will decline more rapidly than anticipated because of the greater than expected decrease in the unpaid balance on which those fees are based. The reduction in servicing fees would be somewhat offset by increased float earnings because the faster repayment of loans will result in higher balances in the custodial accounts that generate the float earnings. Conversely, decreases in prepayment speeds drive increased servicing fees and lead to lower float balances and float earnings.

•

Expenses. Amortization of MSRs is one of our largest operating expenses. Since we amortize servicing rights in proportion to total expected income over the life of a portfolio, an increase in prepayment speeds leads to increased amortization expense as we revise downward our estimate of total expected income. Faster prepayment speeds will also result in higher compensating interest expense. Decreases in prepayment speeds lead to decreased amortization expense as the period over which we amortize MSRs is extended. Slower prepayment speeds also lead to lower compensating interest expense.

•

Valuation of MSRs. We base the price we pay for MSRs and the rate of amortization of those rights on, among other things, our projection of the cash flows from the related pool of mortgage loans. Our expectation of prepayment speeds is a significant assumption underlying those cash flow projections. If prepayment speeds were significantly greater than expected, the carrying value of our MSRs could exceed their estimated fair value. When the carrying value of MSRs exceeds their fair value, we are required to record an impairment charge which has a negative impact on our financial results.

The residential loans we service and/or have invested in are subject to delinquency, foreclosure and loss, which could result in reduced earnings.

Residential loans are typically secured by single-family residential property and are subject to risks of delinquency, foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In the event of the bankruptcy of a residential loan borrower, the residential loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the residential loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a residential loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed residential loan.

Our real estate investments are subject to risks particular to real property.

We own assets secured by real estate and may own real estate in the future upon a default of residential loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold;

•	condemnation; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or investment and adversely affect our results of operations.

Insurance on residential loan collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in the loss of cash flow from, and the asset value of, the affected property.

We may be exposed to environmental liabilities with respect to properties to which we take title, which may in turn decrease the value of the underlying properties.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity or results of operations could be materially and adversely affected. In addition, an owner or operator of real property may become liable under various federal, state and local laws, for the costs of remediation of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for remediation or other costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage-related assets held by us.

Risks Related To Our Common Stock

Market interest rates may have an effect on the trading value of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our common stock is our dividend rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Additionally, with the consummation of the Green Tree Acquisition, the Company no longer qualifies as a REIT. Consequently, we will no longer distribute a minimum of 90% of our taxable income each year as was required to maintain our REIT status. Instead, all future distributions, if any, will be made at the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition and liquidity, and such other factors as the Board of Directors deems relevant, as well as any contractual restrictions, including the covenants in our credit agreements that limit our ability to pay dividends.

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to credit risk, interest rate, and market value risks, among others and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

The market price of our common stock may be volatile and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. During the period from January 1, 2012 to October 12, 2012, our common stock ranged between a high of $44.12 per share to a low of $17.87 per share. The market price of our common stock has fluctuated significantly in the recent past and could fluctuate significantly in the future for various reasons, which include:

•	actual or anticipated fluctuations in our quarterly or annual earnings or those of other companies in our industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	changes in market valuations or operating performance of our competitors or companies similar to ours;

•	additions and departures of key personnel;

•

variance in our operating results and prospects from the expectations of public market analysts and investors, including changes in earnings estimates or recommendations by research analysts who track our common stock or the stocks of other companies in our industry;

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to our business;

•	changes in federal and state laws and regulations applicable to our business;

•	general global macroeconomic conditions;

•	economic, financial, geopolitical, regulatory or judicial events that affect us or financial markets generally; and

•	risks enumerated elsewhere in this section.

The stock market has over the past several years experienced extreme price and volume fluctuations that have affected the market price of the shares of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock or cause the market price for our common stock to fluctuate significantly in response to factors beyond our control and unrelated to our business. These fluctuations could materially reduce our stock price and the ability to sell shares of common stock.

We may issue shares of preferred stock with greater rights than our common stock.

Our charter authorizes our Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued will rank ahead of our common stock in terms of dividends, liquidation rights, or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock, decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. For a description of the preferred stock, see “Description of Capital Stock” in the accompanying prospectus.

Our common stock will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding up.

In the event of a bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our common stock only after all of our existing liabilities have been paid. In addition, upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock will share ratably in the assets remaining after payments to creditors senior to them in our capital structure. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities that rank senior to obligations owed to equity holders, to pay any amounts with respect to our common stock then outstanding.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share, and may cause our common stock price to decline, which may negatively impact your investment.

We may issue equity in the future in connection with capital raisings, acquisitions, strategic transactions, or for other purposes. In particular, we will be issuing 891,265 shares of our common stock as the Stock Consideration for the Acquisition and we will be filing a shelf registration statement to cover the resales of such shares. In addition, additional shares of our common stock may be issued upon conversion of the Convertible Notes issued in the concurrent Convertible Notes Offering. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

Issuance of substantial numbers of additional shares of our common stock, including in connection with future acquisitions, if any, or the perception that such issuance could occur, may cause prevailing market prices for our common stock to decline, which may negatively impact your investment.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit a change in our control.

Certain provisions of the Maryland General Corporation Law (the “MGCL”), may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in our control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then prevailing market price of such shares. We are subject to the “business combination’ provisions of the MGCL that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder and, thereafter, imposes special appraisal rights and supermajority stockholder voting requirements on these combinations. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors of a corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors has by resolution exempted business combinations between us and any other person, provided that the business combination is first approved by our Board of Directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our Board of Directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with all other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in the election of directors) acquired in a “control share acquisition” (defined as the acquisition of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our employees who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL permit our Board of Directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain provisions if we have a class of equity securities registered under the Exchange Act and at least three independent directors. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price.

Our Board of Directors is divided into three classes of directors. Directors of each class are elected for three-year terms upon the expiration of their current terms, and each year one class of directors will be elected by our stockholders. The current terms of the three classes of directors expire in 2013, 2014 and 2015, respectively. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our stockholders.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our Board of Directors may, without stockholder approval, classify or reclassify any unissued shares of common or preferred stock into other classes or series of shares and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our Board of Directors may establish a class or series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Restrictions to ownership related to our former status as a REIT are no longer applicable leaving us susceptible to takeover. Provisions in our charter that limited beneficial or constructive ownership of our stock by any one person to 9.8% of our outstanding stock are no longer applicable as a result of our decision to no longer to qualify as a REIT. This means that individuals or entities, or groups of individuals or entities could acquire a controlling interest in our company and thereafter, adversely change our operations and/or strategies.

Tax Risks

Summary of U.S. federal income tax risks.

This summary of certain tax risks is limited to the U.S. federal income tax risks addressed below. Additional risks or issues may exist that are not addressed in this prospectus supplement and that could affect the U.S. federal tax treatment of us or our stockholders. Investors are advised to consult with tax experts to fully assess their tax risks.

We no longer qualify for taxation as a REIT for United States federal income tax purposes, and there can be no assurance that the IRS will not challenge our previous REIT status.

Although we elected for United States federal income tax purposes to be treated as a real estate investment trust, or REIT, through December 31, 2010, as a result of the Green Tree Acquisition, we did not qualify as a REIT for 2011, and we will not qualify as a REIT for our current taxable year or any year in the foreseeable future, and, as a result, we will be unable to claim the United States federal income tax benefits associated with REIT status. There can be no assurance that the Internal Revenue Service will not challenge our qualification as a REIT for previous years in which we elected REIT status. Although we believe we did qualify as a REIT in each such year, if the Internal Revenue Service were to successfully challenge our previous REIT status, we would suffer adverse United States federal income tax consequences.

We may be required to report taxable income from certain investments earlier than and possibly in excess of our realization of the economic income ultimately provided from them.

We are subject to U.S federal tax provisions that do not fully match reportable taxable income with the timing of our receipt of economic income.

Most of our installment and mortgage notes receivable have a tax basis considerably less than their principal balances as we were treated, for tax purposes only, as purchasing the assets we acquired at the spin-off at amounts less than outstanding principal. In addition, we have acquired debt instruments in the secondary market at prices less than their outstanding principal balances. This has resulted in a “market discount” under tax laws that provide for complicated and sometimes non-economic income recognition schemes.

We are required to periodically recognize as taxable interest a portion of this market discount. Our method of calculating these amounts is based on a determination of our effective yield on each applicable individual obligation as if we expect to collect the outstanding principal balance in full over its stated term. No adjustment is made to take into account expected prepayments, delinquencies or foreclosures; these events are given effect as they occur. If we ultimately collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a later taxable year.

Our loss mitigation activities have and will include negotiated modifications to debt obligations as alternatives to foreclosure. Under the tax law, “significant modifications” to debt having tax basis lower than outstanding principal can and do result in taxable income in excess of realized economic income. Many of our modifications will be “significant.” We are taking steps to minimize the unfavorable effects of these tax rules; as with market discount, we may not be able to benefit from any offsetting loss deductions in a later taxable year.

Risks Relating to Our Relationship with Walter Energy

We may have substantial additional liability for U.S. federal income tax allegedly owed by Walter Energy.

The Company was part of Walter Energy, consolidated group prior to the spin-off from Walter Energy on April 17, 2009. As such, the Company is jointly and severally liable with Walter Energy for any final taxes, interest and/or penalties owed by the Walter Energy consolidated group during the time that the Company was a part of the Walter Energy consolidated group. However, in connection with the spin-off of the Company’s business from Walter Energy, the Company and Walter Energy entered into a Tax Separation Agreement dated April 17, 2009, pursuant to which Walter Energy is responsible for the payment of all federal income taxes (including any interest or penalties applicable thereto) of the consolidated group. Nonetheless, to the extent that Walter Energy is unable to pay any amounts owed, the Company could be responsible for any unpaid amounts including, according to Walter Energy’s most recent public filing on Form 10-Q, those related to the following:

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The Internal Revenue Service, or IRS, has filed a proof of claim for a substantial amount of taxes, interest and penalties with respect to fiscal years ended August 31, 1983 through May 31, 1994. The public filing goes on to disclose that the issues have been litigated in bankruptcy court and that an opinion was issued by the court in June 2010 as to the remaining disputed issues. The filing further states that the amounts initially asserted by the IRS do not reflect the subsequent resolution of various issues through settlements or concessions by the parties. Walter Energy believes that those portions of the claim which remain in dispute or are subject to appeal substantially overstate the amount of taxes allegedly owed. However, because of the complexity of the issues presented and the uncertainties associated with litigation, Walter Energy is unable to predict the outcome of the adversary proceeding.

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The IRS completed an audit of Walter Energy’s federal income tax returns for the years ended May 31, 2000 through December 31, 2005. The IRS issued 30-Day Letters to Walter Energy proposing changes for these tax years which Walter Energy has protested. Walter Energy’s filing states that the disputed issues in this audit period are similar to the issues remaining in the above-referenced dispute and therefore Walter Energy believes that its financial exposure for these years is limited to interest and possible penalties.

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Walter Energy reports that the IRS has begun an audit of Walter Energy’s tax returns filed for 2006 through 2008, however, because the examination is ongoing, Walter Energy cannot estimate the amount of any resulting tax deficiency, if any. Walter Energy expects the IRS exam to conclude during 2012.

Walter Energy believes that all of its current and prior tax filing positions have substantial merit and intends to defend vigorously any tax claims asserted and that they believe that they have sufficient accruals to address any claims, including interest and penalties.

The Tax Separation Agreement also provides that Walter Energy is responsible for the preparation and filing of any tax returns for the consolidated group for the periods when the Company was part of the Walter Energy consolidated group. This arrangement may result in conflicts between Walter Energy and the Company. In addition, the spin-off of the Company from Walter Energy was intended to qualify as a tax-free spin-off under Section 355 of the Code. The Tax Separation Agreement provides generally that if the spin-off is determined not to be tax-free pursuant to Section 355 of the Code, any taxes imposed on Walter Energy or a Walter Energy shareholder as a result of such determination (“Distribution Taxes”) which are the result of the acts or omissions of Walter Energy or its affiliates, will be the responsibility of Walter Energy. However, should Distribution Taxes result from the acts or omissions of the Company or its affiliates, such Distribution Taxes will be the responsibility of the Company. The Tax Separation Agreement goes on to provide that Walter Energy and the Company shall be jointly liable, pursuant to a designated allocation formula, for any Distribution Taxes that are not specifically allocated to Walter Energy or the Company. To the extent that Walter Energy is unable or unwilling to pay any Distribution Taxes for which it is responsible under the Tax Separation Agreement, the Company could be liable for those taxes as a result of being a member of the Walter Energy consolidated group for the year in which the spin-off occurred. The Tax Separation Agreement also provides for payments from Walter Energy in the event that an additional taxable dividend is required to cure a REIT disqualification from the determination of a shortfall in the distribution of non-REIT earnings and profits made immediately following the spin-off. As with Distribution Taxes, the Company will be responsible for this dividend if Walter Energy is unable or unwilling to pay.

The tax separation agreement between us and Walter Energy allocates to us certain tax risks associated with the spin-off of the financing division and the Merger and imposes other obligations that may affect our business.

Walter Energy effectively controlled all of our tax decisions for periods during which we were a member of the Walter Energy consolidated U.S. federal income tax group and certain combined, consolidated, or unitary state and local income tax groups. Under the terms of the tax separation agreement between Walter Energy and Walter Investment Management LLC, or WIM, dated April 17, 2009, WIM generally computes WIM’s tax liability for purposes of its taxable years ended December 31, 2008 and April 16, 2009, on a stand-alone basis, but Walter Energy has sole authority to respond to and conduct all tax proceedings (including tax audits) relating to WIM’s U.S. federal income and combined state returns, to file all such returns on WIM’s behalf and to determine the amount of WIM’s liability to (or entitlement to payment from) Walter Energy for such periods. This arrangement may result in conflicts of interests between us and Walter Energy. In addition, the tax separation agreement provides that if the spin-off is determined not to be tax-free pursuant to Section 355 of the Code, WIM (and therefore we) generally will be responsible for any taxes incurred by Walter Energy or its stockholders if such taxes result from certain of our actions or omissions or for a percentage of any such taxes that are not a direct result of either our or Walter Energy’s actions or omissions based upon a designated allocation formula. Additionally, to the extent that Walter Energy was unable to pay taxes, if any, attributable to the spin-off and for which it is responsible under the tax separation agreement, we could be liable for those taxes as a result of WIM being a member of the Walter Energy consolidated group for the year in which the spin-off occurred. Moreover, the tax separation agreement obligates WIM to take certain tax positions that are consistent with those taken historically by Walter Energy. In the event we do not take such positions, we could be liable to Walter Energy to the extent our failure to do so results in an increased tax liability or the reduction of any tax asset of Walter Energy.

We may have liability for losses resulting from Walter Energy’s failure to properly construct homes on which we held and/or serviced mortgages.

In connection with the spin-off of our business from Walter Energy, we entered into a Joint Litigation Agreement with Walter Energy pursuant to which each party agreed to be responsible for any claims or litigation arising out of our respective historical businesses; i.e., Walter Energy remained responsible for claims related to homebuilding and we agreed to be responsible for claims related to mortgage servicing and insurance. From time to time, owners of homes constructed by Walter Energy subsidiaries refuse to make payments on their mortgages based on claims that their homes were improperly constructed. To the extent this results in a loss, it is our position that, pursuant to the Joint Litigation Agreement, Walter Energy is responsible for such loss. In light of the current economic conditions in the U.S., homeowners in increasing numbers are seeking to avoid paying their mortgages and may make claims of faulty construction in order to avoid such payments. To the extent that Walter Energy is unwilling to pay these claims, we may be forced to pursue these claims against Walter Energy under the Joint Litigation Agreement. Should we be unsuccessful in our pursuit of such claims, or should Walter Energy be unable to pay the claims, the losses would be our responsibility; and should the number of such claims increase materially in number, there could be a material adverse effect on our business.